Exhibit 99.1

                   Bank of Florida Opens in Palm Beach County

    BOCA RATON, Fla., Oct. 6 /PRNewswire-FirstCall/ -- Bank of Florida today announced it has opened a new banking center at 595 South Federal Highway in Boca Raton, serving all of Palm Beach County. Charles K. Cross, Jr., who has more than 25 years of commercial and private banking experience, has been appointed President of Bank of Florida Palm Beach County. The opening of the Palm Beach County banking center is a continuation of the company's plan to penetrate key markets throughout the state with high demand from clients seeking relationship-driven financial services

    "This new Bank of Florida banking center, located in the heart of Boca Raton and serving all of Palm Beach County, expands the Bancshares footprint into this fast-growing market, where businesses and individuals are demanding our unique model of providing comprehensive financial services complemented by the highest levels of truly personalized service," said Bancshares of Florida President and CEO Michael McMullan. "Our exceptional management team, led by Chuck Cross with the enthusiastic involvement of our local board of directors, is introducing a whole new concept of banking to Palm Beach County. We combine the benefits of local decision making with the efficiencies and strengths of centralized core services at our holding company. The bottom line is that businesses and individuals in this market will appreciate and benefit from the customized portfolio of products and services that Bank of Florida can now provide in Palm Beach County."

    The banking center, located at 595 South Federal Highway in Boca Raton, occupies 9,000 square feet on the first and second floors of a newly constructed office tower fronting U.S. Highway #1, and features a full-service lobby with teller windows, private client consultation offices, two full-service drive-thru lanes, drive-thru ATM and convenient garage parking with valet service. Bank of Florida offers a complete range of comprehensive banking and financial services for individuals and businesses, with a portfolio of products that includes traditional deposit accounts and customized services such as online banking, Cash Management, Lock Box Payment Services, commercial and commercial real estate lending, residential lending and more. Additionally, clients have access to investment consulting and wealth management services through Bank of Florida Trust Company.


    The team at Bank of Florida Palm Beach County includes: Cindy Thibault, Vice President, Market Manager, who has 25 years of professional banking experience, and is responsible for marketing strategies, business development and operations; Scott Wall, Vice President, Commercial Banker, who previously worked with Bank of America and Wachovia; and Cindy Rey, Assistant Vice President, Operations Manager, who has 16 years of retail banking experience and is responsible for day-to-day office operations.


    Bank of Florida in Palm Beach County is part of Bancshares of Florida, Inc. (Nasdaq: BOFL) (Newspaper listing: "BcshFla"), a $297-million-asset multi-bank holding company headquartered in Naples, Florida. It is the parent company for Bank of Florida, N.A., and Bank of Florida Trust Company, both based in Naples, Florida, and Bank of Florida, based in Fort Lauderdale, Florida. Investor information may be found on the company's web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab.


    Contact:
    Michael McMullan
    (239) 254-2143
    mmcmullan@bankofflorida.com

    Martin P. Mahan
    (954) 653-2050
    mmahan@bankofflorida.com


SOURCE  Bancshares of Florida
    -0-                             10/06/2004
    /CONTACT: Michael McMullan, +1-239-254-2143, or mmcmullan@bankofflorida.com, or Martin P. Mahan, +1-954-653-2050, or mmahan@bankofflorida.com, both of Bank of Florida/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20030425/BANCSHARESLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.bankofflorida.com /
    (BOFL)

CO:  Bancshares of Florida
ST:  Florida
IN:  FIN OTC
SU: